REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Trustees of
Northern Lights Fund Trust
and the Shareholders of Leader
Short-Term Bond Fund
and Leader Total Return Fund

In planning and performing our audits
of the financial statements of the
Leader Short-Term Bond Fund and
Leader Total Return Fund (the
Funds), each a series of shares of
beneficial interest in the Northern
Lights Fund Trust, as of May 31, 2016
and for the year then ended, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States) (PCAOB), we
considered the Funds internal control
over financial reporting, including
controls over safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not
for the purpose of expressing an
opinion on the effectiveness of the
Funds' internal control over financial
reporting.  Accordingly, we express no
such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A companys internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with
accounting principles generally
accepted in the United States of
America (GAAP).  A companys
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely
basis.  A material weakness is a
deficiency, or combination of
deficiencies, in internal control over
financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness, as defined above, as of May 31, 2016.

This report is intended solely for the
information and use of management,
the shareholders of the Leader Short-
Term Bond Fund and Leader Total
Return Fund, the Board of Trustees of
Northern Lights Fund Trust and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.






			BBD, LLP


Philadelphia, Pennsylvania
July 29, 2016